FIRST INVESTORS SERIES FUND II, INC.

                              ARTICLES OF AMENDMENT


First Investors Series Fund II, Inc., a Maryland corporation having its principal office in Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Charter of the Corporation is amended by redesignating all of the issued and unissued shares of the Corporation's First Investors U.S.A. Mid-Cap Opportunity Fund Class A capital stock as First Investors Mid-Cap Opportunity Fund Class A capital stock and all of the issued and unissued shares of the Corporation's First Investors U.S.A. Mid-Cap Opportunity Fund Class B capital stock as First Investors Mid-Cap Opportunity Fund Class B capital stock.
Subsequent to such redesignation, the capital stock of the Corporation is classified as follows:

      Designation                                           Number of Shares
      -----------                                           ----------------
      First Investors Mid-Cap Opportunity
      Fund Class A capital stock                                50,000,000
      First Investors Mid-Cap Opportunity
      Fund Class B capital stock                                50,000,000
      First Investors Utilities Income
      Fund Class A capital stock                                50,000,000
      First Investors Utilities Income
      Fund Class B capital stock                                50,000,000
      First Investors Growth & Income
      Fund Class A capital stock                                50,000,000
      First Investors Growth & Income
      Fund Class B capital stock                                50,000,000
      Unclassified                                             100,000,000
                                                               -----------
                                                               400,000,000

SECOND: The foregoing amendments to the Charter of the Corporation were unanimously approved by the entire board of directors at a Board of Directors Meeting of the Corporation held on September 18, 1997. THIRD: The foregoing amendments to the Charter of the Corporation are limited to changes expressly permitted by Section 2-605 of Subtitle 6 of Title 2 of the Maryland General Corporation Law to be made without action by stockholders.

THIRD: The foregoing amendments to the Charter of the Corporation are limited to changes expressly permitted by Section 2-605 of Subtitle 6 of Title 2 of Maryland General Corporation Law to be made without action by stockholders.

FOURTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended.

FIFTH: These Articles of Amendment shall become effective at 12:01 a.m. on December 31, 1997.

IN WITNESS WHEREOF, First Investors Series Fund II, Inc. has caused these presents to be signed in its name and on its behalf by its duly authorized officers who acknowledge that these Articles of Amendment are the act of the Corporation and that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles are true in all material respects and that this statement is made under the penalties of perjury.

                                        FIRST INVESTORS SERIES
                                        FUND II, INC.



WITNESS:


/s/ Carol Lerner Brown                  By: /s/ C. Durso
-------------------------                   ---------------------
Name:  Carol Lerner Brown                   Name:  Concetta Durso
Title: Assistant Secretary                  Title: Vice President